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                                  EXHIBIT 21.1
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AAPOP 1, L.P., a Delaware limited partnership
AAPOP 2, L.P., a Delaware limited partnership
AAPOP 3, L.P., a Delaware limited partnership
AAPOP Umbrella, L.P., a Delaware limited partnership
Brandywine Berwyn SPE, L.P.
Brandywine Dominion, L.P., a Pennsylvania limited partnership
Brandywine F.C., L.P., a Pennsylvania limited partnership
Brandywine Grande B, L.P., a Delaware limited partnership
Brandywine I.S., L.P., a Pennsylvania limited partnership
Brandywine Norriton, L.P., a Pennsylvania limited partnership
Brandywine Operating Partnership, L.P., a Delaware limited partnership Brandywine P.M., L.P., a Pennsylvania limited partnership
Brandywine Realty Partners, a Pennsylvania general partnership
Brandywine TB I, L.P., a Pennsylvania limited partnership
Brandywine TB II, L.P., a Pennsylvania limited partnership
Brandywine TB III, L.P., a Pennsylvania limited partnership
Brandywine TB VI, L.P., a Pennsylvania limited partnership
C/N Iron Run Limited Partnership III, a Pennsylvania limited partnership
C/N Leedom Limited Partnership II, a Pennsylvania limited partnership
C/N Oaklands Limited Partnership I, a Pennsylvania limited partnership
C/N Oaklands Limited Partnership III, a Pennsylvania limited partnership Fifteen Horsham, L.P., a Pennsylvania limited partnership
Iron Run Limited Partnership V, a Pennsylvania limited partnership
LC/N Horsham Limited Partnership, a Pennsylvania limited partnership
LC/N Keith Valley Limited Partnership I, a Pennsylvania limited partnership Newtech III Limited Partnership, a Pennsylvania limited partnership
Newtech IV Limited Partnership, a Pennsylvania limited partnership
Nichols Lansdale Limited Partnership III, a Pennsylvania limited partnership Witmer Operating Partnership I, L.P., a Delaware limited partnership Brandywine Central, L.P., a Pennsylvania limited partnership
Brandywine 3 Paragon Drive Partnership, a New York general partnership Brandywine 55 Ames Court Partnership, a New York general partnership Brandywine Engineers Lane Partnership, a New York general partnership Brandywine National Road Partnership, a New York general partnership Brandywine Phillips Parkway Partnership, a New Jersey general partnership Brandywine Broad Street Partnership, a New York general partnership Brandywine Axinn Avenue Partnership, a New York general partnership Brandywine Durham Partnership, a New Jersey general partnership
Interstate Center Associates, a Virginia general partnership
Iron Run Venture I, a Pennsylvania general partnership
IR Northlight II Associates, a Pennsylvania general partnership
Iron Run Venture II, a Pennsylvania general partnership

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AAP Sub One, Inc., a Delaware corporation
AAP Sub Two, Inc., a Delaware corporation
AAP Sub Three, Inc., a Delaware corporation
AAP Sub Four, Inc., a Delaware corporation
Atlantic American Land Development, Inc., a Delaware corporation
AAP 1-49, Inc., 49 separate Delaware corporations
Atlantic American Properties Management II, Inc., a Delaware corporation Brandywine Grande B Corp., a Delaware corporation
Brandywine Holdings, I, Inc., a Pennsylvania corporation
Brandywine Holdings II, Inc., a Pennsylvania corporation
Brandywine Holdings III, Inc., a Pennsylvania corporation
Brandywine Realty Services Corporation, a Pennsylvania corporation
Brandywine SPE Corp., a Pennsylvania corporation
1100 Brandywine, LLC, a Delaware limited liability company
Brandywine Acquisitions, LLC, a Delaware limited liability company
Brandywine Axinn I, LLC, a Delaware limited liability company
Brandywine Axinn II, LLC, a Delaware limited liability company
Brandywine Berwyn SPE, L.L.C.
Brandywine Chestnut Ridge, L.L.C., a New Jersey limited liability company Brandywine Dabney, L.L.C., a Delaware limited liability company
Brandywine Dominion, L.L.C., a Pennsylvania limited liability company
Brandywine F.C., L.L.C., a Pennsylvania limited liability company
Brandywine I.S., L.L.C., a Pennsylvania limited liability company
Brandywine Interstate 50, L.L.C., a Delaware limited liability company Brandywine Leasing, LLC, a Delaware limited liability company
Brandywine - Main Street, LLC, a Delaware limited liability company
Brandywine Norriton, L.L.C., a Pennsylvania limited liability company
Brandywine P.M., L.L.C., a Pennsylvania limited liability company
Brandywine Piazza, L.L.C., a New Jersey limited liability company
Brandywine Plaza 1000, L.L.C., a New Jersey limited liability company
Brandywine Promenade, L.L.C., a New Jersey limited liability company
Brandywine TB I, L.L.C., a Pennsylvania limited liability company
Brandywine TB II, L.L.C., a Pennsylvania limited liability company
Brandywine TB III, L.L.C., a Pennsylvania limited liability company
Brandywine TB VI, L.L.C., a Pennsylvania limited liability company
Brandywine Trenton Urban Renewal, L.L.C., a Delaware limited liability company Brandywine Tysons, L.L.C., a Delaware limited liability company
Brandywine Witmer, L.L.C., a Pennsylvania limited liability company
1000 Chesterbrook Boulevard Partnership, a Pennsylvania general partnership Christiana Center Operating Company I, LLC, a Delaware limited liability company Christiana Center Operating Company II, LLC, a Delaware limited liability company
Two Tower Bridge Associates, a Pennsylvania limited partnership
Four Tower Bridge Associates, a Pennsylvania limited partnership

                                      -2-

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Five Tower Bridge Associates, a Pennsylvania limited partnership
Six Tower Bridge Associates, a Pennsylvania limited partnership
Interstate 202 General Partnership, a Pennsylvania general partnership Plymouth Meeting General Partnership, a Pennsylvania general partnership Atlantic American Properties Trust, a Maryland real estate investment trust



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